Exhibit 99.1
Hub Group, Inc. Reports Record Third Quarter 2012 Earnings

DOWNERS GROVE, IL, October 22, 2012, -- Hub Group, Inc. (NASDAQ: HUBG) today announced financial results for the quarter ended September 30, 2012.

Hub Group reported record net income of $18.5 million for the third quarter ended September 30, 2012, an increase of 14% compared to the third quarter of 2011.  Diluted earnings per share for the third quarter of 2012 was $0.50.

Hub Group’s third quarter 2011 pre-tax income included approximately $1.1 million of costs related to the Mode Transportation integration and Hub’s Truck Brokerage restructuring.  Excluding the effects of these costs, non-GAAP earnings per share was $0.46 for the 2011 third quarter (see table below).  Earnings per share increased 9% when compared with the non-GAAP earnings per share in the prior year period.

The Hub segment’s revenue increased 10% to $619 million.  Third quarter intermodal revenue increased 11% to $444 million.  The increase was primarily attributable to 9% volume growth.  Truck brokerage revenue increased 6% to $88 million this quarter.  Third quarter Unyson Logistics revenue increased 14% to $87 million.  The Hub segment’s operating income was $25.3 million.

The Mode segment’s revenue increased 1% to $200 million for the third quarter.  Operating income was $5.0 million.

Hub Group ended the quarter with $80 million in cash.

CONFERENCE CALL

Hub will hold a conference call at 5:30 p.m. Eastern Time on Monday, October 22, 2012 to discuss its third quarter results and outlook for the year.

Hosting the conference call will be David P. Yeager, Chairman and Chief Executive Officer, and Terri A. Pizzuto, Executive Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s Web site at www.hubgroup.com.  The webcast is listen-only.  Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (888) 679-8038.  The conference call participant code is 96710868. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PR6K8D8R8 .  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference, bypassing the operator.  The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset-light freight transportation management company providing comprehensive intermodal, truck brokerage and logistics services. The Company operates through a network of offices and independent agents throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2011 and the reports on Form 10-Q for the periods ended March 31, 2012 and June 30, 2012.  Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: Hub Group, Inc.

CONTACT: Amy Lisek of Hub Group, Inc., +1-630-795-2214

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2012	2011	2012	2011

Revenue	$804,888	$752,179	$2,323,085	$1,988,759
Transportation costs	713,301	665,478	2,060,398	1,760,022
Gross margin	91,587	86,701	262,687	228,737

Costs and expenses:
Salaries and benefits	31,385	32,002	96,120	91,525
Agent fees and commissions	13,810	13,884	41,106	28,400
General and administrative	14,430	12,612	39,741	37,523
Depreciation and amortization	1,611	1,560	5,008	3,968
Total costs and expenses	61,236	60,058	181,975	161,416

Operating income	30,351	26,643	80,712	67,321

Other income (expense):
Interest expense	(300)	(236)	(908)	(319)
Interest and dividend income	37	41	104	118
Other, net	(17)	17	(58)	286
Total other (expense) income	(280)	(178)	(862)	85

Income before provision for income taxes	30,071	26,465	79,850	67,406

Provision for income taxes	11,576	10,189	30,741	26,242

Net income	$18,495	$16,276	$49,109	$41,164

Basic earnings per common share	$0.50	$0.44	$1.32	$1.12

Diluted earnings per common share	$0.50	$0.44	$1.32	$1.11

Basic weighted average number of shares outstanding	37,079	36,923	37,064	36,903

Diluted weighted average number of shares outstanding	37,206	37,065	37,180	37,049

HUB GROUP, INC.
UNAUDITED FINANCIAL INFORMATION BY SEGMENT
(in thousands)

	Three Months				Three Months
	Ended September 30, 2012				Ended September 30, 2011
			Inter-	Hub			Inter-	Hub
			Segment	Group			Segment	Group
	Hub	Mode	Elims	Total	Hub	Mode	Elims	Total
Revenue	$619,336	$199,903	$(14,351)	$804,888	$560,810	$197,761	$(6,392)	$752,179
Transportation costs	552,071	175,581	(14,351)	713,301	497,204	174,666	(6,392)	665,478
Gross margin	67,265	24,322	-	91,587	63,606	23,095	-	86,701

Costs and expenses:
Salaries and benefits	27,852	3,533	-	31,385	26,884	5,118	-	32,002
Agent fees and commissions	401	13,409	-	13,810	660	13,224	-	13,884
General and administrative	12,566	1,864	-	14,430	10,141	2,471	-	12,612
Depreciation and amortization	1,118	493	-	1,611	1,003	557	-	1,560
Total costs and expenses	41,937	19,299	-	61,236	38,688	21,370	-	60,058

Operating income	$25,328	$5,023	$-	$30,351	$24,918	$1,725	$-	$26,643

HUB GROUP, INC
UNAUDITED FINANCIAL INFORMATION BY SEGMENT
(in thousands)

	Nine Months				Nine Months
	Ended September 30, 2012				Ended September 30, 2011
			Inter-	Hub			Inter-	Hub
			Segment	Group			Segment	Group
	Hub	Mode	Elims	Total	Hub	Mode	Elims	Total
Revenue	$1,778,436	$581,378	$(36,729)	$2,323,085	$1,606,607	$391,009	$(8,857)	$1,988,759
Transportation costs	1,584,844	512,283	(36,729)	2,060,398	1,423,108	345,771	(8,857)	1,760,022
Gross margin	193,592	69,095	-	262,687	183,499	45,238	-	228,737

Costs and expenses:
Salaries and benefits	84,523	11,597	-	96,120	81,796	9,729	-	91,525
Agent fees and commissions	1,526	39,580	-	41,106	2,049	26,351	-	28,400
General and administrative	34,004	5,737	-	39,741	32,464	5,059	-	37,523
Depreciation and amortization	3,338	1,670	-	5,008	2,890	1,078	-	3,968
Total costs and expenses	123,391	58,584	-	181,975	119,199	42,217	-	161,416

Operating income	$70,201	$10,511	$-	$80,712	$64,300	$3,021	$-	$67,321

HUB GROUP, INC.
UNAUDITED NON-GAAP TO GAAP RECONCILIATION
(earnings per share)

	Three Months				Nine Months
	Ended September 30,				Ended September 30,
			Change	Change			Change	Change
	2012	2011	$	%	2012	2011	$	%

Diluted GAAP EPS	$0.50	$0.44	$0.06	13.6%	$1.32	$1.11	$0.21	18.9%

Integration expenses and
restructuring costs	$-	$0.02	$(0.02)		$-	$0.06	$(0.06)

Diluted NON-GAAP EPS (adjusted)	$0.50	$0.46	$0.04	8.7%	$1.32	$1.17	$0.15	12.8%

Diluted Shares	37,206	37,065			37,180	37,049

In accordance with U.S. generally accepted accounting principles (GAAP), reported earnings per share include the after-tax impact of the items identifiable in this table. For internal purposes, Hub excludes these items from results when evaluating operating performance.  This table and Hub’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

HUB GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	September 30, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$79,585	$49,091
Accounts receivable trade, net	385,821	326,537
Accounts receivable other	22,060	23,878
Prepaid taxes	139	2,392
Deferred taxes	4,329	4,838
Prepaid expenses and other current assets	10,972	9,056
TOTAL CURRENT ASSETS	502,906	415,792

Restricted investments	16,529	14,323
Property and equipment, net	151,195	124,587
Other intangibles, net	20,445	21,667
Goodwill, net	263,306	263,470
Other assets	2,161	2,845
TOTAL ASSETS	$956,542	$842,684

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$237,790	$204,693
Accounts payable other	22,579	17,289
Accrued payroll	15,551	16,721
Accrued other	47,248	29,962
Current portion of capital lease	2,292	2,237
TOTAL CURRENT LIABILITIES	325,460	270,902

Non-current liabilities	19,239	17,717
Non-current portion of capital lease	21,684	23,436
Deferred taxes	98,769	91,764

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2012 and 2011	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized and 41,224,792 shares issued in 2012 and 2011; 37,105,441 outstanding in 2012 and 36,860,260 shares outstanding in 2011	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2012 and 2011	7	7
Additional paid-in capital	166,148	168,800
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	450,297	401,188
Other comprehensive income	2	4
Treasury stock; at cost 4,119,351 shares in 2012 and 4,364,532 shares in 2011	(110,018)	(116,088)
TOTAL STOCKHOLDERS' EQUITY	491,390	438,865
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$956,542	$842,684

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net income	$49,109	$41,164
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,300	10,944
Deferred taxes	7,693	7,189
Compensation expense related to share-based compensation plans	4,826	3,675
Loss (gain) on sale of assets	42	(16)
Excess tax benefits from share-based compensation	(97)	-
Changes in operating assets and liabilities, net of effects of acquisition:
Restricted investments	(2,206)	362
Accounts receivable, net	(57,417)	(57,275)
Prepaid taxes	2,253	167
Prepaid expenses and other current assets	(1,913)	(2,275)
Other assets	685	406
Accounts payable	38,386	29,316
Accrued expenses	8,917	12,881
Non-current liabilities	1,210	(344)
Net cash provided by operating activities	67,788	46,194

Cash flows from investing activities:
Proceeds from sale of equipment	819	316
Purchases of property and equipment	(34,671)	(35,382)
Cash used in acquisitions, net of cash acquired	(425)	(83,057)
Net cash used in investing activities	(34,277)	(118,123)

Cash flows from financing activities:
Proceeds from stock options exercised	46	78
Stock tendered for payments of withholding taxes	(1,800)	(1,513)
Capital lease payments	(1,697)	(185)
Excess tax benefits from share-based compensation	443	1,069
Net cash used in financing activities	(3,008)	(551)

Effect of exchange rate changes on cash and cash equivalents	(9)	(12)

Net increase (decrease) in cash and cash equivalents	30,494	(72,492)
Cash and cash equivalents beginning of period	49,091	115,144
Cash and cash equivalents end of period	$79,585	$42,652